Exhibit 99.1

                               AMENDMENT NUMBER FIVE
                                     to the
                       Master Loan and Security Agreement
                         Dated as of December 30, 2003
                                    between
                                HOMEONE FUNDING I
                                       and
                     GREENWICH CAPITAL FINANCIAL PRODUCTS, INC.

     This AMENDMENT NUMBER FIVE is made this 6th day of July, 2005, between HOMEONE FUNDING I, having an address at 2150 West 18th Street, Houston, Texas 77008 (the "Borrower") and GREENWICH CAPITAL FINANCIAL PRODUCTS, INC., having an address at 600 Steamboat Road, Greenwich, Connecticut 06830 (the "Lender"), to the Master Loan and Security Agreement, dated as of December 30, 2003, by and between the Borrower and the Lender, as amended (the "Agreement"). Capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Agreement.

                                  RECITALS

     WHEREAS, the Borrower and Fleetwood Enterprises, Inc. (the "Guarantor") have requested that the Lender provide a waiver letter dated as July 6, 2005 (the "Waiver Letter"), between the Lender and the Guarantor, to modify certain financial covenants in that certain Guaranty, dated as of December 30, 2003, between the Lender and the Guarantor;

     WHEREAS, in order to induce the Lender to execute such Waiver Letter and in consideration of the Lender's agreement to execute such Waiver Letter, the Borrower has agreed to amend the Agreement to terminate the Borrower's right to request Advances thereunder after August 15, 2005;

     WHEREAS, as of the date of this Amendment, the Borrower represents to the Lender that it is in compliance with all of the representations and warranties and all of the affirmative and negative covenants set forth in the Agreement and is not in default under the Agreement; and

     WHEREAS, the Borrower and the Lender have agreed to amend the Agreement as set forth herein.

     NOW THEREFORE, for good and valuable consideration (including, without limitation, the Lender's agreement to provide the Waiver Letter), the receipt and sufficiency of which are hereby acknowledged, and for the mutual covenants herein contained, the parties hereto hereby agree as follows:

     SECTION 1. Section 2.01 of the Agreement is hereby modified by deleting such section in its entirety and replacing it with the following:

     2.01   Advances.

            (a) Subject to fulfillment of the conditions precedent set forth in Sections 5.01 and 5.02 hereof, and provided that no Default or Event or Default shall have occurred and be continuing hereunder, the Lender agrees from time to time, on the terms and conditions of this Loan Agreement, to make loans (individually, an "Advance"; collectively, the "Advances") to the Borrower in Dollars, on any Business Day from and including the Effective Date to but excluding August 15, 2005 in an aggregate principal amount at any one time outstanding up to but not exceeding the lesser of (i) the Maximum Credit (which shall be further subject to the limitations in the definition of Collateral Value) and (ii) the Borrowing Base as in effect from time to time.

           (b) Subject to the terms and conditions of this Loan Agreement, during the period from the Effective Date to and including August 15, 2005 the Borrower may borrow, repay and reborrow hereunder.

           (c) Notwithstanding any other provision herein to the contrary, in no event shall an Advance be made when any Default or Event of Default has occurred and is continuing or at any time following August 15, 2005.

           (d) The Lender may, but shall not be required to make more than one Advance in any calendar week or to make any Advance of less than $500,000.

     SECTION 2. Section 2.03 of the Agreement is hereby modified by deleting subpart (a) in its entirety and replacing it with the following:

           (a) The Borrower may request a borrowing to be secured by any Contracts or Mortgage Loans hereunder, on any Business Day during the period from and including the Effective Date to but excluding August 15, 2005, by delivering to the Lender, with a copy to the Custodian, an Asset Data Transmission and an irrevocable Notice of Borrowing and Pledge substantially in the form of Exhibit D hereto (a "Notice of Borrowing and Pledge"), appropriately completed, which must be received no later than 5:00 p.m (eastern time) two Business Days prior to the
     requested Funding Date.   Such Notice of Borrowing and Pledge shall
     include an Asset List in respect of the Eligible Assets that the Borrower proposes to pledge to the Lender and to be included in the Borrowing Base in connection with such borrowing.

     SECTION 3. Defined Terms. Any terms capitalized but not otherwise defined herein shall have the respective meanings set forth in the Agreement.

     SECTION 4. Limited Effect. Except as amended hereby, the Agreement shall continue in full force and effect in accordance with its terms. Reference to this Amendment need not be made in the Agreement or any other instrument or document executed in connection therewith, or in any certificate, letter or communication issued or made pursuant to, or with respect to, the Agreement, any reference in any of such items to the Agreement being sufficient to refer to the Agreement as amended hereby.

     SECTION 5. Representations. The Borrower hereby represents to the Lender that as of the date hereof, the Borrower is in full compliance with all of the terms and conditions of the Agreement and no Default or Event of Default has occurred and is continuing under the Agreement.

     SECTION 6. Governing Law. This Amendment Number Five shall be construed in accordance with the laws of the State of New York and the obligations, rights, and remedies of the parties hereunder shall be determined in accordance with such laws without regard to conflict of laws doctrine applied in such state (other than Sections 5-1401 and 5-1402 of the New York General Obligations Law).

     SECTION 7. Counterparts. This Amendment Number Five may be executed by each of the parties hereto on any number of separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument.

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     IN WITNESS WHEREOF, the Borrower and the Lender have caused this
Amendment Number Five to be executed and delivered by their duly authorized officers as of the day and year first above written.

                                   HOMEONE FUNDING I
                                   (Borrower)

                                   By:  Wilmington Trust Company not in its
                                        individual capacity but solely as
                                        Owner Trustee

                                      By: /s/  R.L. Simpson
                                      Name:  Rachel L. Simpson
                                      Title: Financial Services Officer


                                       GREENWICH CAPITAL FINANCIAL PRODUCTS,
                                       INC.
                                       (Lender)


                                       By:  /s/  Jon Stapleton
                                       Name:  Jon Stapleton
                                       Title: Vice President


Acknowledged and Accepted:

HOMEONE CREDIT CORP.
(Guarantor)


By:  /s/  Leonard J. McGill
Name:    Leonard J. McGill
Title:   Senior Vice President

FLEETWOOD ENTERPRISES, INC.
(Guarantor)


By:  /s/  Leonard J. McGill
Name:    Leonard J. McGill
Title:   Senior Vice President